EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Second Quarter 2014 Financial Results

Coeur d’Alene, Idaho – May 15, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its second fiscal quarter ended March 31, 2014.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended March 31,
	2014	2013
Consolidated net (loss)	$(678)	$(652)
Consolidated net loss per share, basic and diluted	(0.01)	(0.01)
Mineral exploration expenses	89	341
Working capital	(460)	1,249

Timberline reported a consolidated net loss of $678 thousand for the quarter ended March 31, 2014, including exploration expenditures of $89 thousand.  The Company’s working capital at March 31, 2014 was negative due to the short term note payable in the amount of $500,000 from Wolfpack Gold (“Wolfpack”) that is expected to be forgiven upon completion of the acquisition of Wolfpack.  The Company’s exploration expenditures during the quarter were primarily related to ongoing metallurgical, economic, and environmental baseline data collection and analysis at the Lookout Mountain Project on the Company’s South Eureka Property in Nevada.  Results are expected to support future permit applications, and preliminary economic analysis for low-cost, heap-leach processing.  Limited expenditures were related to field geologic investigation of earlier stage properties in Nevada.

Timberline’s President and CEO, Paul Dircksen, said, “We are pleased that we have been able to maintain progress on our flagship project, albeit at a much slower pace than we would like.  Once we complete the acquisition of Wolfpack, we expect to have funding that will allow us to advance more quickly at Lookout Mountain and other priority projects.”

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline's exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline’s leadership has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the Company’s permitting and development of  its Lookout Mountain project, including a future preliminary economic analysis and permit applications, the completion of the acquisition of Wolfpack Gold, and potential future financing transactions.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to risks related to its exploration projects, risks related to potential future transactions, risks related to the Company continuing as a going concern, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:
Paul Dircksen, CEO
Phone: 208.664.4859

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